Exhibit 99.1

Qualcomm Contacts:

Pete Lancia, Corporate Communications

Phone: 1-858-845-5959

Email:  corpcomm@qualcomm.com

John Sinnott, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com

Qualcomm Announces Termination of NXP Acquisition and
Board Authorization for $30 Billion Stock Repurchase Program

Qualcomm Go Forward Strategy Unchanged;

Well-Positioned for 5G Leadership and Continued Growth in New Industries

SAN DIEGO — July 26, 2018 — Qualcomm Incorporated (NASDAQ: QCOM) (“Qualcomm” or “the Company”) today announced the termination of the acquisition of NXP Semiconductors N.V. (NASDAQ: NXPI) (“NXP”) by Qualcomm River Holdings B.V., an indirect wholly owned subsidiary of Qualcomm, effective immediately. In accordance with the terms of the purchase agreement, Qualcomm River Holdings will pay a termination fee of $2 billion to NXP on July 26, 2018.  In connection with this termination, Qualcomm River Holdings has terminated its previously announced cash tender offer to acquire all of the outstanding shares of NXP.

Qualcomm also announced today that its Board of Directors authorized a stock repurchase program of $30 billion, which replaces the Company’s existing $10 billion stock repurchase authorization.  Qualcomm expects to execute the majority of the stock repurchase program prior to the close of fiscal year 2019.

By executing this stock repurchase program, and other previously announced strategic objectives, including its $1 billion cost plan and diversifying into new growth industries, Qualcomm remains well-positioned to drive significant accretion and value for stockholders.

Steve Mollenkopf, Chief Executive Officer, Qualcomm Incorporated, commented, “Our core strategy of driving Qualcomm technologies into higher growth industries remains unchanged.  We will continue to focus on our strong momentum in these growth industries with projected revenues of approximately $5 billion for fiscal year 2018, up greater than 70 percent from fiscal year 2016.  We believe our technology leadership and disciplined execution will drive significant value creation for our stockholders.”

Qualcomm continues to achieve strong growth, accelerated by its expansion and momentum in the areas of IoT, Automotive, RFFE, Compute, and Networking:

•                  IoT — Qualcomm continues to lead in IoT, with more than $1 billion in revenue in fiscal year 2017.  The Company has developed an indirect channel to reach more than 9,000 customers through third parties, including more than 25 global distributors.

•                  Automotive — Qualcomm is poised to deliver robust connectivity solutions and leading intelligence capabilities for the connected car of tomorrow.  As of July 2018, our backlog of awarded design wins is $5 billion, up from $3 billion in January 2018.

•                  RFFE — Qualcomm’s RFFE solution has secured design wins with top-tier smartphone manufacturers in addition to securing non-binding memorandums of understanding with a contract value of $2 billion with leading OEMs: Lenovo, OPPO, Vivo and Xiaomi.

•                  Advanced Compute — Qualcomm is redefining the connected PC experience with launches from ASUS, HP and Lenovo, based on the Qualcomm® Snapdragon™ 835 Mobile Platform.

•                  Networking — Qualcomm’s technology is driving the industry, leading in Home and Enterprise Wireless Networks and in Mesh Wi-Fi.

Qualcomm continues to lead in 5G and expects to see significant short- and long-term opportunities as the next wave of cellular technology dramatically transforms industries. These new opportunities are helping increase the size of Qualcomm’s Serviceable Addressable Market (SAM) to $100 billion. Qualcomm’s leadership in the areas of advanced compute, connectivity and AI, the key technology building blocks of 5G, positions the Company extremely well to secure leadership positions in these new areas.

An accompanying investor presentation will be available on the investor relations section of the Qualcomm website at http://investor.qualcomm.com.

About Qualcomm

Qualcomm invents breakthrough technologies that transform how the world connects, computes and communicates. When we connected the phone to the Internet, the mobile revolution was born. Today, our inventions are the foundation for life-changing products, experiences, and industries. As we lead the world to 5G, we envision this next big change in cellular technology spurring a new era of intelligent, connected devices and enabling new opportunities in connected cars, remote delivery of health care services, and the IoT — including smart cities, smart homes, and wearables. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including, our QCT semiconductor business. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

Cautionary Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding; Qualcomm River Holdings payment of a termination fee of $2 billion to NXP on July 26, 2018; the Company’s intent to execute on a significant stock repurchase program, and the timing thereof; the Company’s expansion into adjacencies/growth areas and its expectations regarding continued progress in, and the financial contributions of, those areas; the Company’s business, financial, product and technology strategies and its being well-positioned to drive significant accretion and value for stockholders by executing on those strategies; and the Company’s opportunities, the size of those opportunities, and its ability to take advantage of those opportunities. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions.  Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: risks associated with our proposed acquisition of NXP, and our termination of that acquisition; commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; our dependence on the premium-tier device segment; attacks on our licensing business model, including current and future legal proceedings and governmental investigations and proceedings, or actions of quasi-governmental bodies or standards or industry organizations; potential changes in our patent licensing practices, whether due to governmental investigations, private legal proceedings challenging those practices, or otherwise; the enforcement and protection of our intellectual property rights; our ability to extend our technologies, products and services into new and expanded product areas and adjacent industry segments; risks associated with operation and control of manufacturing facilities of our joint venture, RF360 Holdings; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio, and which may be impacted by the proliferation of devices in new industry segments such as automotive and IoT, and the need to extend license agreements that are expiring; our dependence on a limited number of third-party suppliers; claims by third parties that we infringe their intellectual property; strategic acquisitions, transactions and investments or our inability to consummate planned strategic acquisitions; our cost plan; our compliance with laws, regulations, policies and standards; our use of open source software; our stock price and earnings volatility; our indebtedness and our significant proposed stock repurchase program; security breaches or other misappropriation of our intellectual property or proprietary or confidential information; potential tax liabilities; global regional or local economic conditions that impact the industries in which we operate; our ability to attract and retain qualified employees; foreign currency fluctuations; and failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors.  These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 24, 2018 filed with the SEC.  Our reports filed with the SEC are available on our website at www.qualcomm.com.  We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Qualcomm and Snapdragon are trademarks of Qualcomm Incorporated, registered in the United States and other countries.

Qualcomm Snapdragon is a product of Qualcomm Technologies, Inc. and/or its subsidiaries.